UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2011

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

William Lyon Homes, Inc. (the “Borrower”), a California corporation and a wholly-owned subsidiary of William Lyon Homes, is the issuer of certain 7 1/2% Senior Notes due 2014 (the “Notes”), with an aggregate principal amount outstanding of approximately $77.8 million.

A semi-annual interest payment on the Notes of $2,920,012.50 was due on August 15, 2011. The Borrower did not make that interest payment as scheduled and currently plans to make use of the thirty-day grace period provided by the indenture governing the Notes (the “Indenture”). Non-payment of interest on the scheduled due date is not an event of default under the Indenture unless the interest payment is not made within such thirty-day grace period. If the Borrower does not make the interest payment by September 14, 2011, however, the trustee for the Notes (or holders of at least 25% of the outstanding principal amount of the Notes) would be permitted under the terms of the Indenture to accelerate the Borrower’s obligation to repay the Notes by providing written notice of acceleration to the Borrower.

If the Borrower fails to make such interest payment by September 14, 2011 and the trustee for the Notes (or holders of at least 25% of the outstanding principal amount of the Notes) provides a written notice of acceleration, then any such acceleration under the Notes may also constitute an event of default under the terms of the indentures governing the Borrower’s other outstanding senior notes (of which there is an aggregate principal amount of $205.4 million outstanding). In addition, any such failure to make the scheduled interest payment by September 14, 2011 may constitute a default under (i) the terms of a Senior Secured Term Loan Agreement, dated October 20, 2009, by and among the Borrower, ColFin WLH Funding, LLC and the other lenders party thereto (the “Lenders”), pursuant to which the Lenders have advanced $206,000,000 to the Borrower as a term loan and (ii) the terms of a Loan Agreement dated February 14, 2006 by and between Circle G at the Church Farm North Joint Venture, LLC (a subsidiary of Borrower) and U.S. Bank, successor to CalNational Bank, pursuant to which there is an aggregate principal amount of $9.9 million outstanding as a term loan (with a maturity date of January 1, 2012).

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates”, “hopes”, and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Issuer actions, which may be provided by management are also forward-looking statements as defined in the Act. Forward-looking statements are based upon expectations and projections about future events and are subject to assumptions, risks and uncertainties about, among other things, the Company, economic and market factors and the homebuilding industry.

Actual events and results may differ materially from those expressed or forecasted in the forward-looking statements due to a number of factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES

Dated August 16, 2011

	By:	/s/ Colin T. Severn
Colin T. Severn Vice President, Chief Financial Officer and Corporate Secretary

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